UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 15, 2023

FREEDOM HOLDING CORP.
(Exact name of registrant as specified in its charter)

Nevada	001-33034	30-0233726
(State or other jurisdiction of incorporation)	Commission File Number)	(IRS Employer Identification No.)

“Esentai Tower” BC, Floor 7, 77/7 Al Farabi Ave., Almaty, Kazakhstan
(Address of principal executive offices)

050040
(Zip code)

+7 727 311 10 64
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered under Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	FRHC	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicated by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On February 15, 2023, Freedom Holding Corp. (the “Company”) entered into a Membership Interest Purchase Agreement (the “Purchase Agreement”) with Maxim Partners LLC (“Partners”), MJR Holdings, Inc. (“MJR Corp.” and, together with Partners, the “Sellers”), Wallace LLC and Michael Rabinowitz as the sellers’ representative for the purchase by the Company of 100% of the membership interests of Maxim Group LLC, a leading full-service investment bank, securities, and wealth management firm headquartered in New York (“Maxim”) and its registered investment advisory affiliate Maxim Financial Advisors LLC (“MFA”).

The consideration for the purchase of Maxim and MFA consists of the following:

a.at the closing of the transaction (the “Closing”), payment of (i) $168 million in cash and (ii) a number of units exchangeable on a one-to-one basis for the number of shares of the Company’s common stock (“Exchangeable Units”) equal to the quotient of $112 million divided by the Company’s share price determined as set out in the Purchase Agreement, in each case subject to adjustments as set out in the Purchase Agreement;

b.guaranteed deferred payments of (i) $16 million in cash payable in two equal payments of $8 million at the end of the first and second anniversaries of the Closing, and (ii) $24 million in Exchangeable Units calculated on the basis described in (a)(ii) above, payable in two equal components of $12 million at the end of the first and second anniversaries of the Closing, in each case subject to adjustments as set out in the Purchase Agreement;

c.contingent earnout payments upon achievement of certain revenue milestones of (i) $8 million in cash payable in two equal payments of $4 million at the end of the first and second anniversaries of the Closing, and (ii) $12 million in Exchangeable Units calculated on the basis described in (a)(ii) above, payable in two equal components of $6 million at the end of the first and second anniversaries of the Closing, in each case subject to adjustments as set out in the Purchase Agreement; and

d.retention payments to certain employees of Maxim and MFA up to an amount comprised of (i) $32 million in cash and (ii) $48 million in shares of the Company’s common stock calculated on the basis described in (a)(ii) above, subject to adjustments as set out in the Purchase Agreement.

The consideration (including contingent earnout payments and retention payments) includes Company common stock with a value of $222 million, which, based on the closing share price on the signing date, would equate to approximately 3,481,800 shares of the Company’s common stock. Such consideration is subject to adjustments, which will not be determined until Closing and are subject to post-Closing price adjustments. Shares of the Company’s common stock issued in connection with the transaction will be subject to a 12-month lock-up from the date of the Closing, deferred payment date or earnout payment date, as the case may be, prohibiting any transfer of such shares (with certain exceptions). The share consideration will issued in a private placement pursuant to an exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), provided by Section 4(a)(2) of the Securities Act. Simultaneously with the Closing, the Company will enter into a registration rights agreement with the Sellers, providing the Sellers with certain registration rights that will require the Company to file a registration statement in respect of the shares of the Company’s common stock issued pursuant to the transaction.

The Purchase Agreement contains representations and warranties by each of the Company and the Sellers as of the date of the Purchase Agreement and as of the date of the Closing that are customary for similar transactions. The representations and warranties of the Company and the Sellers shall survive the Closing for two years; provided, however, that certain fundamental representations of the parties, including with respect to organization and authority capitalization, subsidiaries and brokers, shall survive for 60 days after the expiration of the applicable statute of limitations. Each covenant and agreement contained in the Purchase Agreement that is required to be performed at or prior to the Closing shall survive the Closing and continue in full force and effect until the date that is two years from the date of the Closing, and each covenant and agreement that requires performance after the Closing shall survive the Closing in accordance with its terms.

Each Seller, up to the amount of its specified percentage, has agreed to provide indemnification after the Closing to the Company and its affiliates for, among other things, (i) any inaccuracies or breach of any representations and warranties of the Sellers in the Purchase Agreement and or in any certificate delivered by or on behalf of the Sellers, (ii) any breach or non-fulfillment of any covenant, agreement or obligation to be performed by Sellers, (iii) any act of fraud with respect to the representations of the Sellers contained in the Purchase Agreement or in any certificate or instrument delivered by or on behalf of the Sellers and (iv) any unpaid transaction expenses or indebtedness of Maxim and MFA to the extent no deducted from the Closing payment.

The Company has agreed to provide indemnification after the Closing to the Sellers and their respective affiliates for, among other things, (i) any inaccuracies or breach of any representations and warranties of the Company in the Purchase Agreement and or in any certificate delivered by or on behalf of the Company and (ii) any breach or non-fulfillment of any covenant, agreement or obligation to be performed by the Company.

The parties will not be liable for indemnification until aggregate losses exceed a basket of $100,000, in which event the indemnifying party will be liable for all losses of the indemnified party from the first dollar. In addition, the aggregate amount of losses for which a party is entitled to indemnification is subject to a cap of $32,000,000.

Each party has agreed in the Purchase Agreement to use its commercially reasonable efforts to effect the Closing. The Purchaser Agreement also contains certain customary covenants by each of the parties during the period between the signing of the Purchase Agreement and the earlier of the Closing or the termination of the Purchase Agreement in accordance with its terms, including (1) the Sellers providing the Company with access to the properties, books and records, contracts and documents and personnel of Maxim and MFA, (2) the operation of the businesses of Maxim and MFA in the ordinary course of business and preserving the business and franchise of Maxim and MFA, (3) notifications of certain breaches, consent requirements or other matters, (4) using reasonable best efforts to consummate the Closing and obtain third party and regulatory approvals, (5) tax matters, (6) further assurances, (7) public announcements and (8) confidentiality.

Each Seller also agreed that for a period of 36 months after the Closing, other than through the Company or its affiliates, it will not directly or indirectly engage in or assist others in engaging in any lines of business in the financial services sector offered by Maxim and MFA as of the date of the Closing, except for certain customary exceptions set forth in the Purchase Agreement.

The completion of the transaction is subject to customary conditions, including, among others: (a) the receipt of required regulatory approvals (including by FINRA and the Securities and Exchange Commission), (b) the absence of any legal order which has the effect of enjoining or otherwise making illegal the consummation of the transaction, (c) subject to certain exceptions, the accuracy of the representations and warranties of the other party and performance by each party in all material respects of its obligations under the Purchase Agreement and (d) the absence of a material adverse effect on Maxim and MFA that is continuing. The transaction is expected to close in the second half of 2023.

The Purchase Agreement may be terminated under certain customary and limited circumstances at any time prior to the Closing, including:

•by the mutual written consent of the Sellers and the Company;

•by either the Sellers or the Company if (i) any law makes consummation of the transactions contemplated by the Purchase Agreement illegal or otherwise prohibited or (ii) any governmental authority shall have issued a final and non-appealable order restraining or enjoining the transactions contemplated by the Purchase Agreement;

•by either the Sellers or the Company if any of the conditions to Closing have not been satisfied or waived by December 31, 2023; and

•by either the Sellers or the Company upon the other party’s uncured material breach under the Purchase Agreement, after 20 days' written notice.

The Board and management of the Company have concluded that the interests of the Company’s stakeholders are best served by pursuing the acquisition of Maxim and MFA, which will enable the Company and its subsidiaries to expand their presence in the United States consistent with the Company's growth strategy. The Board has approved the transaction.

The Company plans to file the Purchase Agreement as an exhibit to its Annual Report on Form 10-K for the fiscal year ending on March 31, 2023, and intends to seek confidential treatment for the Purchase Agreement. The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the complete text of the purchase and sale agreement when filed.

Item 3.02 Unregistered Sale of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 7.01 Regulation FD Disclosure.

On February 16, 2023, the Company issued a press release regarding the Purchase Agreement, a copy of which is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in this Item 7.01 and in the accompanying Exhibit 99.1 shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing. The information in this Item 7.01 and the accompanying Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking” statements, including with respect to the Company’s ability to successfully complete the transaction described herein and its ability to expand its operations in the United States. All forward-looking statements are subject to uncertainty and changes in circumstances. In some cases, forward-looking statements can be identified by terminology such as “expect,” “new,” “plan,” “seek,” and “will,” or the negative of such terms or other comparable terminology used in connection with any discussion of future plans, actions and events. Forward-looking statements are not guarantees of future results or performance and involve risks, assumptions and uncertainties that could cause actual events or results to differ materially from the events or results described in, or anticipated by, the forward-looking statements. Factors that could materially affect such forward-looking statements include certain economic, business, and regulatory risks and factors identified in the Company's periodic and current reports filed with the U.S. Securities and Exchange Commission.  All forward-looking statements are made only as of the date of this report and the Company assumes no obligation to update forward-looking statements to reflect subsequent events or circumstances.  Readers should not place undue reliance on these forward-looking statements.

Item 9.01    Financial Statements and Exhibits
(d)    Exhibits

Exhibit No.	Description
99.1	News release dated February 16, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FREEDOM HOLDING CORP.

Date: February 16, 2023	By:	/s/ Evgeniy Ler
Evgeniy Ler
Chief Financial Officer